As filed with the Securities and Exchange Commission on March 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
W.  P.  CAREY & CO. LLC
(Exact name of registrant as specified in its charter)

State of Delaware	13-3912578
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Gordon F. DuGan
President
W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, New York 10020
(Name and Address of Agent for Service)
Copy to:
Jonathan Stapleton, Esq.
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
(212) 626-4100
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	maximum	maximum	Amount of
securities to	to be	offering price	aggregate	registration
be registered	registered (1)	per share (2)	offering price (2)	fee (2)
Listed Shares, no par value	5,000,000	$21.73	$108,650,000	$6,063

(1)	This Registration Statement shall also cover any additional Listed Shares that become issuable under the Dividend Reinvestment and Stock Purchase Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(c) under the Securities Act of 1933, as amended, computed based upon the average of the high and low prices of the Registrant’s Listed Shares reported on the New York Stock Exchange on March 13, 2009.
This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act and Rules 456 and 462 promulgated thereunder.

W. P. CAREY & CO. LLC
Prospectus
Dividend Reinvestment And Share Purchase Plan
5,000,000 Listed Shares
Our Dividend Reinvestment and Share Purchase Plan (the “Plan”) provides an economical and convenient method to designate all or a portion of the cash dividends on your shares of WPC stock for reinvestment in more shares under the Plan. The Plan is also designed to provide an easy way for an existing shareholder to increase his or her holdings in WPC through the Plan. W. P. Carey & Co. LLC is a Delaware limited liability company, which we will refer to as WPC.
W. P. Carey & Co. LLC shares are traded on the New York Stock Exchange under the ticker symbol “WPC.”
Some of the significant features of the Plan are as follows:
•	As a participant in the Plan, you can automatically reinvest all or a portion of your quarterly cash dividend.

•	Participants can add to an existing position in WPC by making optional cash payments of $500 to $25,000 per month by writing a check or making automatic purchases through deductions from a U.S. bank account.

•	The Plan allows participants to keep all of their WPC shares in safekeeping for easy transfer or sale.
This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. Before you participate in the plan, please carefully read this Prospectus, including “Risk Factors” on page 1, and the information referred to under the heading “Incorporation by Reference.”
All questions concerning the Plan should be directed to:
Mellon Investor Services
P.O. Box 358035
Pittsburgh, PA 15252-8035
Telephone: (888) 200-8690
These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated March 19, 2009.

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You should rely only on the information contained in this Prospectus or the information to which we have referred you. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

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RISK FACTORS
Investing in our Listed Shares involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this Prospectus, as well as other information we include or incorporate by reference in this Prospectus. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may affect our business, financial condition and/or future operating results.
W. P. CAREY & CO. LLC
We are a provider of long-term net lease financing for companies worldwide. We invest primarily in commercial properties that are each triple-net leased to single corporate tenants, domestically and internationally, and earn revenue as the advisor to publicly owned, non-traded real estate investment trusts (“CPA® REITs”) sponsored by us that invest in similar properties. We are currently the advisor to the following CPA® REITs: Corporate Property Associates 14 Incorporated (“CPA®:14”), Corporate Property Associates 15 Incorporated (“CPA®:15”), Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”) and Corporate Property Associates 17 – Global Incorporated (“CPA®:17”), and were the advisor to Corporate Property Associates 12 Incorporated (“CPA®:12”) until its merger with CPA®:14 in 2006 (the “CPA®:12/14 Merger”).
Our real estate investment portfolio, as well as those of the CPA® REITs we advise, consists primarily of single-tenant commercial real property. Generally, we place primary emphasis on the creditworthiness of the tenant, but we also fully evaluate the underlying real estate. Our leases generally are full recourse obligations of the tenant or its affiliates and place the economic burden of ownership largely on the tenant by requiring it to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses (referred to as triple-net leases).
Most of our properties either were acquired as a result of our consolidation in 1998 with nine affiliated Corporate Property Associates limited partnerships and their successors or were subsequently acquired from certain CPA® REITs in connection with the provision of liquidity to shareholders of those REITs, as further described below. Because our advisory agreements with the existing CPA® REITs require that we use our best efforts to present to them a continuing and suitable program of investment opportunities that meet their investment criteria, we generally provide investment opportunities to these funds first and earn revenues from transaction and asset management services performed on their behalf. Our principal focus on our owned real estate portfolio in recent years has therefore been on enhancing the value of our existing properties.
Under advisory agreements that we have with each of the CPA® REITs, we perform services and earn asset management revenue related to the day-to-day management of the CPA® REITs and provide transaction-related services and earn structuring revenue in connection with structuring and negotiating real estate and real estate-related investments and mortgage financing on their behalf. In addition, we provide further services and earn revenue when each CPA® REIT is liquidated. We are also reimbursed for certain costs incurred in providing services, including broker-dealer commissions paid on behalf of the CPA® REITs, marketing costs and the cost of personnel provided for the administration of the CPA® REITs. As a result of electing to receive certain payments for services in shares, we also hold ownership interests in the CPA® REITs.
We were formed as a limited liability company under the laws of Delaware on July 15, 1996. We commenced operations on January 1, 1998 by combining the limited partnership interests of nine CPA® partnerships, at which time we listed on the New York Stock Exchange (“NYSE”) under the symbol “WPC.” As a limited liability company, we are not subject to federal income taxation as long as we satisfy certain requirements relating to our operations and pass through any tax liabilities or benefits to our shareholders; however, certain of our subsidiaries engaged in investment management operations are subject to federal, state and local income taxes and certain subsidiaries may be subject to foreign taxes.
In October 2007, we completed a restructuring whereby we transferred our real estate assets from a wholly owned subsidiary into a newly formed, wholly owned REIT subsidiary (“Carey REIT II”). Carey REIT II elected to be treated as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its 2007 return.
Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our telephone number is (212) 492-1100. As of December 31, 2008, we employed 154 individuals through our wholly-owned subsidiaries.

FORWARD LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the federal securities laws. There statements may be identified by the use of forward-looking terminology such as “estimates,” “projects,” “anticipates,” “expects,” “intends,” “believes,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Factors, risks and uncertainties which could impact actual results and cause them to differ from what is anticipated in the forward-looking statements statement contained herein are discussed in this Prospectus as well as in our other filings with the SEC, including but not limited to those under the heading “Risk Factors” in this Prospectus.
All forward-looking statements made in this Prospectus supplement that are attributable to us or persons acting on behalf of us are expressly qualified in their entirety by the factors listed above in the section captioned “Risk Factors” and other cautionary statements included in this Prospectus, including by way of incorporation by reference. We disclaim any obligation to update information contained in any forward-looking statement.
DESCRIPTION OF THE PLAN
The following questions and answers defined the terms and conditions of the Plan.
Purpose of the Plan
The primary purpose of the Plan is to provide current holders of shares with an economical and convenient method of increasing their investment in us by investing cash dividends in additional shares and/or by investing optional cash payments in shares at the current market value without payment of any brokerage commission or service charge. If you do not participate in the Plan, you will receive cash dividends, as declared and paid in the usual manner.
The Plan was originally adopted by our Board of Directors on February 11, 2001 and became effective on February 11, 2001. The Plan was amended by our Board of Directors on March 3, 2009 effective as of March 19, 2009.
Our Dividend Reinvestment and Share Purchase Plan is described in the following questions and answers:
1. What features are available to participants in the Plan?
Dividend Reinvestment. Participants may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash dividends in shares through the Plan.
Optional Cash Investment. Participants may also purchase additional shares by making optional cash payments of $500 to $25,000 per month or by making an initial optional cash payment of $500 to $25,000 in the Plan.

Voluntary Participation. Participation in the Plan is entirely voluntary, and participants may terminate their participation at any time. Shareholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. Participants may also request that any or all of the shares they hold in the Plan be sold by the plan administrator.
2. Who will handle the administration of the Plan?
We have designated Mellon Bank, N.A. as the plan administrator to administer the Plan and act as agent for the participants. Mellon Bank N.A. has designated its affiliate, Mellon Shareholder Services, to perform certain services for the Plan. These companies will purchase and hold shares for participants keep records and statements and perform other duties required by the Plan.
All correspondence regarding the Plan should be directed to:
Mellon Investor Services
P.O. Box 358035
Pittsburgh, PA 15252-8035
Telephone: (888) 200-8690
Please mention W. P. Carey & Co. LLC and this Plan in all correspondence.
Dividend Reinvestment Program
3.	How does an existing shareholder participate in the Plan?
If you own our shares that are registered in your name, you may enroll in the Plan immediately by completing the enrollment form and returning it to the plan administrator in the prepaid envelope. Alternatively, you may enroll on-line through Investor ServiceDirect. See question #8 for more details.
4.	I already own shares, but they are held at a bank or broker. Can I use these shares to participate in the Plan?
If the shares are held with a bank or broker you may make arrangements with your financial advisor to have some or all of your shares registered directly in your name. Once you own at least one share in registered form you will need to complete the enrollment form and return it to the administrator in the prepaid envelope.
5.	I do not currently own shares. Can I participate in the Dividend Reinvestment Program?
No. To participate in the Dividend Reinvestment Program, you must be one of our existing shareholders.
6.	I am not sure where my shares are held. How can I find out?
Please call Mellon Investor Services at 1-888-200-8690 to inquire.
7. What are my dividend options?
Full Dividend Reinvestment. By selecting this option you are authorizing Mellon Investor Services to apply all of your dividends on all of our shares registered in your name toward the purchase of additional shares.
Partial Dividend Reinvestment. If you select this option, Mellon will apply the dividends from the number of shares specified on your enrollment form toward more shares and pay the balance of the remaining dividends in cash.
Full Cash Dividend Payment. If you select this option, all of the dividends from your shares will be paid in cash by check or direct deposit.

8. How may I change my dividend option or discontinue reinvesting my dividends?
You may change or withdraw from the Plan with respect to all or a portion of the shares held in your account in the Plan at any time. If the request to withdraw is received prior to a dividend record date, the request will be processed on the day following receipt of the request by the plan administrator.
If the request to withdraw is received by the plan administrator on or after a dividend record date, but before the payment date, the plan administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your account. The request for withdrawal will then be processed as promptly as possible following such dividend payment date. All dividends subsequent to the effective date of the withdrawal will be paid in cash unless you re-enroll in the Plan, which you may do at any time.
You may do so by:
•	Calling Mellon Investor Services directly at 888-200-8690 and instruct them to change your dividend option;

•	Instructing Mellon Investor Services by mail at:
Mellon Investor Services Attn: Investment Plan Services P.O. Box 358035 Pittsburgh, PA 15252-8035
•	Submitting a new election on an enrollment authorization form; or

•	Accessing your personal account by visiting Mellon’s Investor ServiceDirect at www.melloninvestor.com/isd. You can enroll, obtain information and perform certain transactions on your account online via Investor ServiceDirect® (ISD). To gain access, use the
12-digit Investor Identification Number (IID), which can be found in a bolded box on your check stub, statement or advice to establish your PIN. In order to access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your 12-digit IID and self-assigned PIN.
9.	How can I have my dividends directly deposited in my bank account?
Simply call Mellon Investor Services at 888-200-8690 and ask to have a direct deposit form mailed to you or visit the Investor Relations section of our website at www.wpcarey.com to print the form.
10.	If I am enrolled in the full or partial dividend reinvestment Plan, when will the investment be made?
The investment date for shares acquired through the Plan will be the date or dates of actual investment, but no later than 30 days following the dividend payment date.
When open market purchases are made by the plan administrator, such purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as agreed to by the plan administrator. Shares will be allocated and credited to participants’ accounts on the appropriate investment date. No interest will be paid on cash dividends pending reinvestment under the terms of the Plan.
11.	At what price will the shares be purchased?
Shares purchased with reinvested dividends will be purchased for the Plan at the market price.

“Market Price” means the weighted average of the actual prices paid, computed to four decimal places, for all of the shares purchased by the plan administrator with all participants’ reinvested dividends and optional cash payments for the related month.
The price of the shares will be determined by the weighted average price of all shares purchased for the entire Plan on the investment date. Neither we nor any participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the plan administrator. However, when open market purchases are made by the plan administrator, the plan administrator shall use its best efforts to purchase the shares at the lowest possible price.
12.	How will I be assured that my dividends are fully reinvested?
Your account in the Plan will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the total amount to be invested for you divided by the applicable weighted average market price.
13.	What is the source of the shares being purchased under the Plan?
Shares purchased through the Plan will be purchased on the open market.
Share Purchase Program
14.	I am currently a shareholder. How do I make an additional investment in your shares?
The Plan allows for optional cash purchases to be made on a monthly basis. You may purchase a minimum of $500 and a maximum of $25,000 by including a check or money order payable to “Mellon Bank/W. P. Carey & Co. LLC DRP” with the authorization form and sending them directly to the plan administrator. You can also authorize an individual automatic deduction from your bank account through Investor ServiceDirect (see question #8 above for more details). If you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account.
15.	I am not currently a shareholder. Can I participate in the Share Purchase Program?
No. To participate in the Share Purchase Program, you must be one of our existing shareholders.
16.	Am I able to make more than one investment?
Yes. The Plan allows you to make investments on a monthly basis. Each optional cash payment must be accompanied by an authorization form. Each month, the plan administrator will apply any optional cash payment received from you no later than the optional cash payment due date to the purchase of additional shares for the account of the participant on the following investment date. The optional cash payment due date is one business day prior to the investment date.
17.	When will the shares be purchased for my account?
Optional cash purchases will be made on the 20th day of each month or the business day immediately preceding the 20th day of the month if the 20th day of the month is not a business day.
18.	How will the price be determined for my investment?
The price of the shares will be determined by the weighted average market price of all shares purchased for the entire Plan on the investment date. Neither we nor any participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the plan administrator. However, the plan administrator shall use its best efforts to purchase the shares at the lowest possible price.
19. If I change my mind, can I cancel my investment?
Your optional cash payments will be returned to you as soon as practicable after the plan administrator receives such a request from you. Your investment may be cancelled only by written request (to the attention of Mellon Investor Services). Your request must be received at least two business days prior to the investment date with respect to which the optional cash payments you delivered to the plan administrator are scheduled to be invested. In the case of requests received less than two business days prior to such date, the plan administrator, in its sole discretion, may either return or invest such cash payments.
20. Will there be interest paid on funds pending investment?
No. Interest will not be paid on funds held in your plan accounts. Since no interest is paid on cash held by the plan administrator, it normally will be in your best interest to defer optional cash payments until shortly before the optional cash payment due date.
21. When the shares are purchased, where are they held?
Normally, shares purchased for you will be held in book-entry form.
No certificates will be issued to you for shares in the Plan unless you submit a request to the plan administrator. At any time, you may request the plan administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the plan administrator. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your plan account. We will not issue certificates for fractional shares under any circumstances.
22. How may I receive a certificate for my shares?
You may obtain a certificate by:
•	Using the tear-off section of the investment statement you will receive shortly after each investment date and requesting a certificate for a specified number of whole shares;

•	Contacting Mellon at 888-200-8690;

•	Sending a written notice specifying the number of shares you are requesting to be issued in certificate form; or

•	Accessing your account via the internet at www.melloninvestor.com and authorizing the certificate issuance.
23.	How will I know how many shares I own?
•	The plan administrator will provide you with a current activity statement reflecting the exact number of shares purchased shortly after an investment has been made.

•	You are able to view real-time account information through Mellon’s Investor ServiceDirect web-site at www.melloninvestor.com. You can simply log in with your IID and a self-established PIN.

In addition, you will receive copies of other communications sent to shareholders, including our annual report to shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and Internal Revenue Service information necessary for the completion of your tax return.
24. I currently hold a certificate for shares. May I place my shares into safekeeping in my existing account?
You may also elect to deposit with the plan administrator certificates for your other shares registered in your name for safekeeping under the Plan without charge. Certificates forwarded to the plan administrator by registered mail will be automatically covered by a blanket bond up to the first $100,000 of value. Safekeeping provides a convenient way to keep track of shares. Only shares held in safekeeping may be sold through the Plan.
25. How do I withdraw from the Plan?
If you wish to withdraw from the Plan with respect to all or a portion of the shares held in your account in the Plan, you must notify the plan administrator in writing or by marking and returning the tear-off section of the plan activity statement you will receive from the plan administrator following each purchase of additional shares by telephone, or through Investor ServiceDirect. Upon your withdrawal from the Plan or termination of the Plan by us, certificates for the appropriate number of whole shares credited to your account under the Plan will be issued free of charge. A cash payment will be made for any fraction of a share.
Upon withdrawal from the Plan, you may also request in writing that the plan administrator sell all or part of the shares credited to your account in the Plan. The plan administrator will sell the shares as requested within 10 business days after processing the request for withdrawal. You will receive the proceeds of the sale, less a nominal fee per transaction paid to the plan administrator, any brokerage fees or commissions and any applicable stock transfer taxes, generally within five business days of the sale. See Addendem A: Dividend Reinvestment and Stock Purchase Plan Fees and General Information for a description of applicable fees.
26. I do not wish to withdraw from the Plan, but would like to sell some of my shares. Can I do this through the Plan?
You may sell shares at any time by contacting the plan administrator. The plan administrator will record sales orders on the date of receipt, and process them, where practicable, on the next business day. The plan administrator will send by check the proceeds from the sale of the shares (excluding a nominal fee, brokerage commissions and other costs). See Addendem A: Dividend Reinvestment and Stock Purchase Plan Fees and General Information for a description of applicable fees.
If you sell or transfer all of your shares other than the shares you hold in the Plan, you will still remain in the Plan with respect to any held plan shares and will continue to earn dividends unless you notify the plan administrator to terminate participation by giving the plan administrator a withdrawal notice prior to the next relevant dividend record date.
27. Will interest be paid on funds received prior to or during the pricing period?
No interest will be paid by us or the plan administrator on optional cash payments held pending investment.

Other Important Information
28. What are your responsibilities and those of the plan administrator under the program?
We and the plan administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation:
•	any claim or liability arising out of failure to terminate a participant’s account upon his or her death; or

•	with respect to the price at which shares are purchased and/or the times when such purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares.
Notwithstanding the foregoing, nothing contained in the Plan limits our liability with respect to alleged violations of federal securities laws. We and the plan administrator shall be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.
Any questions of interpretation arising under the Plan will be determined by us and any such determination will be final. We may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation will be governed by the laws of the State of Delaware.
29. What are the responsibilities of the participant under the Plan?
Shares purchased through the Plan are subject to escheat to the state in which the participant resides in the event that such shares are deemed, under such state’s laws, to have been abandoned by the participant. Therefore, you should notify the plan administrator promptly in writing of any change of address. Account statements and other communications to participants will be addressed to them at the last address of record provided by participants to the plan administrator.
You will have no right to draw checks or drafts against your plan account or to instruct the plan administrator with respect to any shares or cash held by the plan administrator except as expressly provided herein.
30. How do I vote my shares acquired through any part of the Plan?
You will receive a proxy card covering both directly held shares and shares held in the Plan. If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If you beneficially own shares that are registered in a name other than your own (for example, in the name of a bank, broker or other nominee), you will receive a proxy covering plan shares through your bank, broker or other nominee. If your proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If your proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by your in person.
31. What are the tax consequences related to the plan?
We are not in a position to advise you on the tax consequences of your participation in the plan. As a general rule, participants in the plan will have the same federal income tax obligations as participants who do not participate in the plan, and reinvested dividends must be included in gross income.
Whether you participate in the plan or not, we will provide you with a year-end statement (form K-1) to be used in preparing your tax returns as applicable under IRS guidelines. You should consult with your own tax advisor for advice applicable to your particular situation.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us may be inspected without charge at the public reference room of the SEC, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the reports, proxy statements and other information from the public reference room, upon the payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC. You can inspect the reports, proxy statements and other information on this website. You also can inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed by us with the SEC:
•	Our annual report for the year ended December 31, 2008 on Form 10-K, filed on March 2, 2009, which incorporates by reference certain portions of our proxy statement to be filed with the SEC on or before April 30, 2009 and to be delivered to shareholders in connection with our 2009 Annual Meeting of Shareholders scheduled to be held on June 11, 2009.

•	Our current reports dated March 5, 2009 and March 12, 2009 on Form 8-K; and

•	Our Registration Statement on Form 8-A, dated January 1, 1998, describing our Listed Shares, including any amendments or reports filed for the purpose of updating such description.
All documents filed with or furnished to the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are themselves specifically incorporated by reference). Requests for such copies should be directed to the following:
W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, New York 10020
Attention: Investor Relations
Telephone: (212) 492-1100
This prospectus is not an offer to sell nor is it seeking an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is correct as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our securities.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations.
LEGAL MATTERS
The validity of the shares offered hereby has been passed upon by Baker & McKenzie LLP, New York, NY.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION
Our Amended and Restated Limited Liability Company Agreement contains provisions regarding the indemnification by us of directors, officers and other persons under specified conditions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Addendum A
Dividend Reinvestment and Stock Purchase Plan Fees and General Information
As of March 19, 2009

Allow non-U.S. Enrollment	Yes
U.S. Geographic Restriction	No

Enrollment:

Electronic Purchases	YES
Minimum Purchase	$500
Maximum Purchase	$25,000
Discount on Purchases	0%
Purchase Trading Fee (Does not include any fees charged by your financial institution)	Free
Electronic Purchase Service Fee (Does not include any fees charged by your financial institution)	Free
Check Purchase Service Fee	Free

Additional Purchases:

Minimum Periodic Electronic or Check Purchase	$500
Maximum Periodic Electronic or Check Purchase	$25,000
Discount on Periodic Purchase	0%
Periodic Electronic Purchase Trading Fee (Does not include any fees charged by your financial institution)	Free

Periodic Electronic Purchase Service Fee (Does not include any fees charged by your financial institution)	Free
Periodic Check Purchase Service Fee	Free

Dividend Options:

Dividend Reinvestment Option	Full, Partial or None
Dividend Reinvestment Trading Fee	Free
Dividend Reinvestment Service Fee	Free
Direct Deposit of Dividends	Yes

Sales Transaction Service Fee	$15.00
Sales Transaction Trading Fee	$0.12/Share

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration	$6,063
Legal Fees and Expenses	22,500
Accounting Fees and Expenses	5,000
Printing Fees	15,000
Miscellaneous	5,000

Total	$48,563
Item 15. Indemnification of Directors and Officers.
No directors or officers of W. P. Carey & Co. LLC. (the “Company”) shall be liable, responsible or accountable in damages or otherwise to the Company or any of its shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. The fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.
To the fullest extent permitted by law, all directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney’s fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of the assets of the Company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof.
The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted fraudulently or illegally.
The indemnification provided by the Company’s Amended and Restated Limited Liability Company Agreement is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs executors and administrators of such a person.
Any repeal or modification of the indemnification provisions of the Company’s Amended and Restated Limited Liability Company Agreement shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal of modifications.
The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company’s directors and officers, or enter into indemnification agreements with such directors and officers, relating to the liability of such persons.
Item 16. Exhibits
3.1	Amended and Restated Limited Liability Company Agreement (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006)

3.2	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed April 29, 2005)

4.1	Form of Listed Share Stock Certificate (incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997)

5.1	Opinion of Baker & McKenzie LLP as to legality

23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of WPC’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2009.

W. P. CAREY & CO. LLC
By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of
Gordon F. DuGan and Susan C. Hyde, acting alone, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wm. Polk Carey Wm. Polk Carey	Chairman of the Board and Director	March 19, 2009

/s/ Gordon F. DuGan Gordon F. DuGan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2009

/s/ Mark J. DeCesaris Mark J. DeCesaris	Managing director and Acting Chief Financial Officer (Principal Financial Officer)	March 19, 2009

/s/ Thomas J. Ridings Jr. Thomas J. Ridings Jr.	Executive Director and Chief Accounting Officer (Principal Executive Officer)	March 19, 2009

Signature	Title	Date

/s/ Francis J. Carey Francis J. Carey	Director	March 19, 2009

/s/ Trevor P. Bond Trevor P. Bond	Director	March 19, 2009

/s/ Nathaniel S. Coolidge Nathaniel S. Coolidge	Director	March 19, 2009

/s/ Eberhard Faber IV Eberhard Faber IV	Director	March 19, 2009

/s/ Benjamin H. Griswold IV Benjamin H. Griswold IV	Director	March 19, 2009

/s/ Dr. Lawrence R. Klein Dr. Lawrence R. Klein	Director	March 19, 2009

/s/ Dr. Karsten von Köller Dr. Karsten von Köller	Director	March 19, 2009

/s/ Robert E. Mittelstaedt Robert E. Mittelstaedt	Director	March 19, 2009

/s/ Charles E. Parente Charles E. Parente	Director	March 19, 2009

/s/ Reginald Winssinger Reginald Winssinger	Director	March 19, 2009

EXHIBIT INDEX

Exhibit number	Document

3.1	Amended and Restated Limited Liability Company Agreement (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006)

3.2	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed April 29, 2005)

4.1	Form of Listed Share Stock Certificate (incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997)

5.1	Opinion of Baker & McKenzie LLP as to legality

23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)